Exhibit 99.1

Ascent Solar to List on NASDAQ Global Market

Ascent Solar Technologies, Inc. (NASDAQ:ASTI) announced today that its common stock and Class B warrants have been approved for listing on the NASDAQ Global Market, and that the securities will begin trading on the NASDAQ Global Market on Wednesday, November 14, 2007 under the symbols, ASTI and ASTIZ, respectively. Prior to this change, the common stock and warrants had been listed on the NASDAQ Capital Market.

“We are pleased that NASDAQ has selected Ascent Solar to join the NASDAQ Global Market,” said Matthew Foster, Ascent Solar’s President and CEO. “Meeting the more stringent requirements for a NASDAQ Global Market listing is indicative of the progress Ascent Solar has made in building value for shareholders. We anticipate that our listing on NASDAQ Global Market will enhance our exposure and visibility to investors.”

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic modules and is located in Littleton, Colorado. Please visit our website for additional information at www.ascentsolar.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

Contacts

Ascent Solar Technologies, Inc.

Investor Relations Contact:

Brian Blackman, 832-515-0928

bblackman@ascentsolar.com

or
Media Contact:
Brand Fortified Public Relations
Kelly Brandner, 303-289-4303
kellybrandner@msn.com